Exhibit 4.1

EuroSite Power Inc.
Stock Option Agreement under THE UK SUB-PLAN TO THE
EuroSite Power Inc. 2011 Stock Incentive Plan

EuroSite Power Inc. (the “Company”) hereby grants the following stock option pursuant to the UK Sub-Plan to the EuroSite Power Inc. 2011 Stock Incentive Plan. The terms and conditions attached hereto are also a part hereof.

Name of optionee (the “Optionee”):
Date of this option grant:
Number of shares of the Company’s Common Stock subject to this option (“Shares”):
Option exercise price per Share:
Number, if any, of Shares that may be purchased on or after the grant date:
Shares that are subject to vesting schedule:
Vesting Start Date:
Vesting Schedule: 25% of the Shares vest on the Vesting Start Date, and then an additional 25% of the Shares vest on each of the subsequent three anniversaries of the Vesting Start Date. In the event of an Acquisition, the Shares will vest in accordance with Section 2(b).

All vesting is dependent on the continuation of a Business Relationship with the Company, as provided herein.
The exercise price may be paid by the forms of payment specified in Section 6(a).

This option satisfies in full all commitments that the Company has to the Optionee with respect to the issuance of stock, stock options or other equity securities.

EuroSite Power Inc.

By:    _______________________            Signature:    _____________________________

Name:         _______________________________

Address:    _____________________________

______________________________________

EUROSITE POWER INC.
Stock Option Agreement

1.    Grant Under Plan. This option is granted pursuant to and is governed by the UK Sub-Plan to the EuroSite Power Inc. 2011 Stock Incentive Plan (the “Plan”) and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan.

2.    Vesting of Option.

(a)     Vesting if Business Relationship Continues. The Optionee may exercise this option on or after the date of this option grant for the number of shares of Common Stock, if any, set forth on the cover page hereof. If the Optionee has continuously maintained a Business Relationship (as defined below) with the Company through the dates listed on the vesting schedule set forth on the cover page hereof, the Optionee may exercise this option for the additional number of shares of Common Stock set opposite the applicable vesting date. Notwithstanding the foregoing, the Board may, in its discretion, accelerate the date that any installment of this option becomes exercisable. The foregoing rights are cumulative and may be exercised only before the date which is ten years from the date of this option grant.

(b)  Accelerated Vesting Due to Acquisition. In the event an Acquisition that is not a Private Transaction occurs while the Optionee maintains a Business Relationship with the Company and this option has not fully vested, this option shall become exercisable for 100% of the then number of Shares as to which it has not vested, such vesting to occur immediately prior to the closing of the Acquisition.

(c) Definitions. The following definitions shall apply:

“Acquisition” means (i) the sale of the Company by merger in which the shareholders of the Company in their capacity as such no longer own a majority of the outstanding equity securities of the Company (or its successor); or (ii) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction) or (iii) any other acquisition of the business of the Company, as determined by the Board.

“Business Relationship” means service to the Company or its successor in the capacity of an employee.

“Private Transaction” means any Acquisition where the consideration received or retained by the holders of the then outstanding capital stock of the Company does not consist of (i) cash or cash equivalent consideration, (ii) securities which are registered under the Securities the Securities Act of 1933, as amended, or any successor statute (the “Securities Act”) and/or (iii) securities for which the Company or any other issuer thereof has agreed, including pursuant to a demand, to file a registration statement within ninety (90) days of completion of the transaction for resale to the public pursuant to the Securities Act.

“Data” shall mean certain personal information about the Optionee, including, but not limited to, name, home address and telephone number, date of birth, social insurance number, salary, nationality, job title, any stock, units or directorships held in the Company, details of all options or other entitlement to shares awarded, cancelled, exercised, vested, unvested, or outstanding in the Optionee's favour.

“Data Recipients” shall mean third parties assisting the Company in the implementation, administration, and management of the Plan.

“ITEPA” shall mean the Income Tax (Earnings and Pensions) Act 2003.

“Joint Election” shall mean an election (in such terms and such form as provided in paragraphs 3A and 3B of Schedule 1 to the Social Security Contributions and Benefits Act 1992), which has been approved by HM Revenue & Customs for the transfer of the whole or any liability of the secondary contributor for any Secondary NIC Liability.

“Option Tax Liability” shall mean any liability or obligation of the Company and/or any related company or Subsidiary to account for income tax (under Pay As You Earn) or any other taxation provisions and primary class 1 National Insurance Contributions in the United Kingdom to the extent arising from the grant, exercise, assignment, release, cancellation or any other disposal of an Option or arising out of the acquisition, retention and disposal of the Shares acquired under this Plan.

“Personal Representative” shall mean the personal representative(s) of an Optionee (being either the executors of his will or if he dies intestate the duly appointed administrator(s) of his estate) who have provided to the Board evidence of their appointment as such.

“Secondary NIC Liability” shall mean any liability to employer's Class 1 National Insurance Contributions to the extent arising from the grant, exercise, release or cancellation of an Option or arising out of the acquisition, retention and disposal of the Shares acquired pursuant to an Option.

“Section 431 Election” shall mean an election made under section 431 of the Income Tax (Earnings and Pensions) Act 2003.

“Taxable Event” shall mean any occasion on which an Option Tax Liability or Secondary NIC Liability arises in connection with an Option or any award of Common Stock under it.

“UK Subsidiary” shall mean a Subsidiary of the Company which is incorporated in the UK.

“Unapproved Option” shall mean an option over shares in the Company that is neither an HM Revenue & Customs approved Company Share Option Plan nor an Enterprise Management Incentive Option.

3.    Termination of Business Relationship.

(a)    Termination. If the Optionee’s Business Relationship with the Company ceases, voluntarily or involuntarily, no further installments of this option shall become exercisable, and this option shall expire (may no longer be exercised) after the passage of 30 days from the date of termination, but in no event later than the scheduled expiration date. Any determination under this agreement as to the status of a Business Relationship or other matters referred to above shall be made in good faith by the Board.

(b)     Employment Status. For purposes hereof, with respect to employees of the Company, employment shall not be considered as having terminated during any leave of absence if such leave of absence has been approved in writing by the Company and if such written approval contractually obligates the Company to continue the employment of the Optionee after the approved period of absence; in the event of such an approved leave of absence, vesting of this option shall be suspended (and the period of the leave of absence shall be added to all vesting dates) unless otherwise provided in the Company’s written approval of the leave of absence. For purposes hereof, a termination of employment followed by another Business Relationship shall be deemed a termination of the Business Relationship with all vesting to cease unless the Company enters into a written agreement related to such other Business Relationship in which it is specifically stated that there is no termination of the Business Relationship under this agreement. This option shall not be affected by any change of employment within or among the Company and its Subsidiaries so long as the Optionee continuously remains an employee of the Company or any Subsidiary.

4.    Death; Disability.

(a)    Death. Upon the death of the Optionee while the Optionee is maintaining a Business Relationship with the Company, this option may be exercised, to the extent otherwise exercisable on the date of the Optionee’s death, by the Optionee’s Personal Representative only at any time within 12 months after the date of death, but not later than the scheduled expiration date.

(b)    Disability. If the Optionee ceases to maintain a Business Relationship with the Company by reason of his or her disability, this option may be exercised, to the extent otherwise exercisable on the date of cessation of the Business Relationship, only at any time within 12 months after such cessation of the Business Relationship, but not later than the scheduled expiration date. For purposes hereof, “disability” means “permanent and total disability” as defined in Section 22(e) (3) of the Code.

5.    Partial Exercise. This option may be exercised in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share.

6.    Payment of Exercise Price.

(a)     Payment Options. The exercise price (together with any Option Tax Liability and Secondary NIC Liability) shall be paid by one or any combination of the following forms of payment that are applicable to this option, as indicated on the cover page hereof:

(i)	by cheque payable to the order of the Company; or

(ii)
provided that the Company’s Common Stock is then listed on a securities exchange, including the Nasdaq Global Market, or on the Over-the-Counter Bulletin Board, by delivery of an irrevocable and unconditional undertaking, satisfactory in form and substance to the Company, by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Optionee to the Company of a copy of irrevocable and unconditional instructions, satisfactory in form and substance to the Company, to a creditworthy broker to deliver promptly to the Company cash or a cheque sufficient to pay the exercise price.

7.    Securities Laws Restrictions on Resale. Until registered under the Securities Act, the Shares will be illiquid and will be deemed to be “restricted securities” for purposes of the Securities Act. Accordingly, such shares must be sold in compliance with the registration requirements of the Securities Act or an exemption therefrom and may need to be held indefinitely. Unless the Shares have been registered under the Securities Act, each certificate evidencing any of the Shares shall bear a restrictive legend specified by the Company.

8.    Method of Exercising Option. Subject to the terms and conditions of this agreement, this option may be exercised by written notice to the Company at its principal executive office, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of Shares for which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares (together with any Option Tax Liability and Secondary NIC Liability), a signed Joint Election, and a signed Section 431 Election, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. Such certificate or certificates shall be registered in the name of the person or persons so exercising this option. In the event this option shall be exercised, pursuant to Section 5 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.

9.    Option Not Transferable. This option is not transferable or assignable except to the Optionee’s Personal Representative on death of the Optionee. During the Optionee’s lifetime only the Optionee can exercise this option.

10.    No Obligation to Exercise Option. The grant and acceptance of this option imposes no obligation on the Optionee to exercise it.

11.    No Obligation to Continue Business Relationship. Neither the Plan, this agreement, nor the grant of this option imposes any obligation on the Company to continue the Optionee in employment or other Business Relationship.

12.    Adjustments. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.

13.    Tax Obligations.

(a)
Withholding. In the event that the Company determines that it is required to account to HM Revenue & Customs for the Option Tax Liability and any Secondary NIC Liability or to withhold any other tax as a result of the exercise of this option, the Optionee, as a condition to the exercise of this option, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding liabilities. The Optionee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of Shares purchased by exercising this option.

(b)
Tax Consultation. The Optionee understands that he or she may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. The Optionee represents that he or she will consult with any tax advisors the Optionee deems appropriate in connection with the purchase or disposition of the Shares and that the Optionee is not relying on the Company for any tax advice.

(c)
Section 431 Election. As a further condition of the exercise of this Option, the Optionee shall have signed a Section 431 election under Section 431 ITEPA in the form set out in the Appendix or in such other form as may be determined by HM Revenue & Customs from time to time.

(d)
Employer's National Insurance Charges. As a further condition of the exercise of an Option under this Plan the Optionee shall join with the Company, or if and to the extent that there is a change in the law, any other company or person who is or becomes a Secondary Contributor in making a Joint Election which has been approved by HM Revenue & Customs, for the transfer of the whole of any liability of any Secondary NIC Liability.

(e)	Optionee's Tax Indemnity.

(i)
Indemnity. To the extent permitted by law, the Optionee hereby agrees to indemnify and keep indemnified the Company, and the Company as trustee for and on behalf of any related corporation, for any Option Tax Liability.

(ii)
No Obligation to Issue Shares. The Company shall not be obliged to allot and issue any Shares or any interest in Shares pursuant to the exercise of this option unless and until the Optionee has paid to the Company such sum as is, in the opinion of the Company, sufficient to indemnify the Company in full against the Option Tax Liability and the Secondary NIC Liability, or the Optionee has made such other arrangement as in the opinion of the Company will ensure that the full amount of any Option Tax Liability and any Secondary NIC Liability will be recovered from the Optionee within such period as the Company may then determine.

(iii)
Right of Retention. In the absence of any such other arrangement being made, the Company shall have the right to retain out of the aggregate number of shares to which the Optionee would have otherwise been entitled upon the exercise of this option, such number of Shares as, in the opinion of the Company, will enable the Company to sell as agent for the Optionee (at the best price which can reasonably expect to be obtained at the time of the sale) and to pay over to the Company sufficient monies out of the net proceeds of sale, after deduction of all fees, commissions and expenses incurred in relation to such sale, to satisfy the Optionee's liability under such indemnity.

14.    Data Protection. By entering into this Option Agreement, and as a condition of the grant of the Option, the Optionee consents to the collection, use, and transfer of personal data as described in this paragraph to the full extent permitted by and in full compliance with applicable laws.

(a)	The Optionee understands that the Company and its Subsidiaries hold certain personal information about the Optionee for the purpose of managing and administering the Plan.

(b)
The Optionee further understands that the Company and/or its Subsidiaries will transfer Data among themselves as necessary for the purposes of implementation, administration, and management of the Optionee’s participation in the Plan, and that the Company and/or its Subsidiary may each further transfer Data to any Data Recipients.

(c)
The Optionee understands that these Data Recipients may be located in the Optionee’s country of residence or elsewhere, such as the United States. the Optionee authorises the Data Recipients to receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing the Optionee’s participation in the Plan, including any transfer of such Data, as may be required for the administration of the Plan and/or the subsequent holding of Shares on the Optionee’s behalf, to a broker or third party with whom the Shares acquired on exercise may be deposited. Where the transfer is to be to a destination outside the European Economic Area, the Company shall take reasonable steps to ensure that the Optionee's personal data continues to be adequately protected and securely held.

(d)
The Optionee understands that the Optionee may, at any time, review the Data, request that any necessary amendments be made to it, or withdraw the Optionee's consent herein in writing by contacting the Company. The Optionee further understands that withdrawing consent may affect the Optionee's ability to participate in the Plan.

1.	Additional terms.

(a)
Optionee has no right to compensation or damages for any loss in respect of the Option where such loss arises (or is claimed to arise), in whole or in part, from the termination of Optionee's employment; or notice to terminate employment given by or to Optionee. This exclusion of liability shall apply however termination of employment, or the giving of notice, is caused other than in a case where a competent tribunal or court, from which there can be no appeal (or which the relevant employing company has decided not to appeal), has found that the cessation of the Optionee’s employment amounted to unfair or constructive dismissal of Optionee and however compensation or damages may be claimed.

(b)
The Optionee has no right to compensation or damages for any loss in respect of an Option where such loss arises (or is claimed to arise), in whole or in part, from any company ceasing to be a member of the group of companies of which the Company is the parent; or the transfer of any business from a company which is a member of that group to any person which is not a member of that group. This exclusion of liability shall apply however the change of status of the relevant company, or the transfer of the relevant business, is caused, and however compensation or damages may be claimed. Optionee has no right to compensation or damages for any loss in respect of an Option where such loss arises (or is claimed to arise), in whole or in part, from any company ceasing to be a Subsidiary of the Company; or the transfer of any business from a Subsidiary of the Company to any person which is not a Subsidiary of the Company. This exclusion of liability shall apply however the change of status of the relevant company, or the transfer of the relevant business, is caused, and however compensation or damages may be claimed.

16.    Arbitration. Any dispute, controversy, or claim arising out of, in connection with, or relating to the performance of this agreement or its termination shall be settled by arbitration in Boston, Massachusetts, pursuant to the rules then obtaining of the American Arbitration Association. Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having jurisdiction thereof.

17.    Provision of Documentation to Optionee. By signing this agreement the Optionee acknowledges receipt of a copy of this agreement and a copy of the Plan.

18.    Miscellaneous.

(a)    Notices. All notices hereunder shall be in writing and shall be deemed given when sent by mail, if to the Optionee, to the address shown on the records of the Company, and if to the Company, to the Company’s principal executive offices, attention of the Corporate Secretary.

(b)    Entire Agreement; Modification. This agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this agreement. This agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

(c)     Fractional Shares. If this option becomes exercisable for a fraction of a share because of the adjustment provisions contained in the Plan, such fraction shall be rounded down.

(d)    Issuances of Securities; Changes in Capital Structure. Except as expressly provided herein or in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to this option. No adjustments need be made for dividends paid in cash or in property other than securities of the Company. If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, spin-off, split-up or other similar change in capitalization or event, the restrictions contained in this agreement shall apply with equal force to additional and/or substitute securities, if any, received by the Optionee in exchange for, or by virtue of his or her ownership of, Shares, except as otherwise determined by the Board.

(e)    Severability. The invalidity, illegality or unenforceability of any provision of this agreement shall in no way affect the validity, legality or enforceability of any other provision.

(f)    Successors and Assigns. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 10 hereof.

(g)    Governing Law. This agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without giving effect to the principles of the conflicts of laws thereof. The Joint Election and Section 431 Election shall be governed by the laws of England and Wales.

This Agreement has been executed and delivered as a deed on the date set out below.

Dated:

SIGNED as a DEED
BY EUROSITE POWER, INC    )
acting by the under-mentioned        )
person(s) acting on the authority of    )
the Company in accordance with the    )
laws of the territory of its incorporation:    )

By: ___________________

SIGNED as a DEED

By:    ____________________

Name:     ____________________

in the presence of:
Witness signature:     ________________________

Name:            ________________________

Address:         ________________________

Occupation:        ___________________